Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES RECORD 2012 RESULTS

Toronto, March 5, 2013 - SunOpta Inc. (“SunOpta” or the “Company”) (Nasdaq:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the year ended December 29, 2012. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

Fourth Quarter 2012 Highlights:

  Record revenues of $270.1 million, an increase of approximately 12% versus 2011
  Operating income of $7.2 million, an increase of 46% versus 2011
  Record fourth quarter earnings of $4.4 million versus a loss of $7.6 million in 2011
  Earnings per diluted common share of $0.07 versus a loss of $0.11 in 2011

Fiscal 2012 Highlights:

  Record revenues of $1.091 billion, an increase of approximately 7% versus 2011
  Operating income of $47.0 million, an increase of 39% versus 2011
  Record earnings of $24.2 million, an increase of 357% versus 2011
  Earnings per diluted common share increased to a record $0.36 versus $0.08 in 2011

“We are pleased with our fiscal 2012 financial results which reflect both record revenues and earnings. We continue to execute on our core strategies focused on growing our value-added packaged foods and ingredients portfolio, and leveraging our integrated platform,” commented Steve Bromley, Chief Executive Officer. “While our results improved significantly in fiscal 2012, we will continue to develop our global integrated natural and organic foods platform in support of our established operating targets. We continue to believe that healthy eating and healthy living are key long-term global trends and further believe that we are well positioned to be a key player in these markets.”

Fourth Quarter 2012 Results

Revenues for the fourth quarter increased approximately 12% to $270.1 million as compared to $242.3 million in the fourth quarter of 2011. Excluding the impact of changes including foreign exchange rates, commodity-related pricing, acquisitions and rationalized product lines, revenues increased approximately 6% on a consolidated basis versus the prior year. The increase in consolidated revenues in the fourth quarter was driven by strong growth across integrated packaged food product categories within SunOpta Foods, particularly in the areas of packaged aseptic non-dairy beverages and pouch products, as well as higher sales within Opta Minerals Inc. as a result of recent acquisitions.

Operating income1 increased approximately 46% to $7.2 million, or 2.6% of revenues for the fourth quarter of 2012 as compared to $4.9 million, or 2.0% of revenues in 2011. This increase was due to a significant improvement in operating income in the Consumer Products Group versus the prior year as a result of a decrease in rationalization costs in the Frozen Foods operations and leveraged selling, general and administrative costs due in part to streamlining and rationalizations completed over the past year.

Earnings for the fourth quarter of 2012 were $4.4 million, or $0.07 per diluted common share, as compared to a loss of $7.6 million, or $0.11 per diluted common share, for the fourth quarter of 2011. Excluding discontinued operations, earnings during the fourth quarter of 2012 were $4.3 million or $0.06 per diluted common share, versus $1.4 million or $0.02 per diluted common share during the fourth quarter of 2011. Fourth quarter 2012 earnings include the impact of approximately $1.2 million in pre-tax severance, acquisition, start-up costs ($0.6 million after-tax and minority interest), offset by approximately $0.6 million in tax adjustments that lowered the Company's effective tax rate.

For the fourth quarter of 2012 EBITDA1 increased 33% to $12.4 million as compared to $9.3 million during the fourth quarter of 2011.

Fiscal 2012 Results

For fiscal 2012 revenues increased 7% to $1.091 billion versus revenues of $1.020 billion in 2011. Excluding the impact of changes including foreign exchange rates, commodity-related pricing, acquisitions and rationalized product lines, revenues increased approximately 6% on a consolidated basis. The increase in consolidated revenues in 2012 was driven by strong growth within integrated packaged food product categories and the benefit of increased prices and higher volume of sales of raw grains in SunOpta Foods, as well as higher sales within Opta Minerals as a result of recent acquisitions. These increases were partially offset by the effect of lower fiber and fruit ingredient sales and decreased revenues in the Company's European organic ingredients operation.

Operating income1 for fiscal 2012 increased 39% to $47.0 million or 4.3% of revenues, versus $33.8 million, or 3.3% of revenues in the prior year. This increase was primarily due to improved operating income in the Grains and Foods Group, Consumer Products Group and Opta Minerals versus the prior year.

For fiscal 2012, earnings increased 357% to $24.2 million, or $0.36 per diluted common share, as compared to earnings of $5.3 million, or $0.08 per diluted common share in 2011. Excluding discontinued operations, earnings were $23.0 million or $0.34 per diluted common share, versus $16.2 million, or $0.24 per diluted common share in 2011.

Fiscal 2012 EBITDA1 increased 30% to $67.2 million as compared to $51.6 million in fiscal 2011.

Balance Sheet

The Company’s balance sheet remains strong, and shareholders’ equity increased to $326.2 million as of December 29, 2012 compared to $299.1 million at December 31, 2011. At the end of fiscal 2012 the Company's balance sheet reflects a current ratio of 1.46 to 1.00, and a total debt to equity ratio of 0.58 to 1.00. At December 29, 2012, the Company had total debt outstanding of $189.3 million, total assets of $707.3 million and a net book value of $4.94 per outstanding share. During fiscal 2012 the Company generated cash from operating activities of $31.0 million versus cash used in operating activities of $5.6 million in 2011, indicative of improved earnings and less cash used to fund working capital.

Conference Call Information

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday, March 6, 2013 to discuss the results for the fourth quarter and year ended 2012 and recent corporate developments. After opening remarks, there will be a question and answer period. This conference call can be accessed via a link at the Company's website at www.sunopta.com. To listen to the live call over the Internet, please go to the Company's website at least 15 minutes early to register, download and install any necessary audio software. Additionally, the call may be accessed with the toll free dial-in number (877) 312-9198 or international dial-in number (631) 291-4622. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the Company's website.

1See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The company has two non-core holdings, a 66.1% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our focus on our core natural and organic foods business and our belief that healthy eating and healthy living are key long-term global trends and we are well positioned to be a key player in these markets. The terms and phrases “continued”, “improve”, “will provide”, “remain confident”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential covenant breaches under our credit facilities and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, CEO
Robert McKeracher, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	December 29,	December 31,
	2012	2011	Change
	$	$	%
Revenues	270,089	242,322	11.5%

Cost of goods sold	241,107	215,711	11.8%

Gross profit	28,982	26,611	8.9%

Selling, general and administrative expenses	20,967	20,679	1.4%
Intangible asset amortization	1,280	983	30.2%
Other expense, net	188	55	241.8%
Foreign exchange (gain) loss	(417)	62	-772.6%

Earnings from continuing operations before the following	6,964	4,832	44.1%

Interest expense, net	1,853	2,302	-19.5%

Earnings from continuing operations before income taxes	5,111	2,530	102.0%

Provision for income taxes	632	1,021	-38.1%

Earnings from continuing operations	4,479	1,509	196.8%

Discontinued operations
Loss from discontinued operations, net of taxes	(69)	(8,948)	n/a
Gain on sale of discontinued operations, net of taxes	132	-	n/a

Gain (loss) from discontinued operations, net of taxes	63	(8,948)	100.7%

Earnings (loss)	4,542	(7,439)	161.1%

Earnings attributable to non-controlling interests	159	113	40.7%

Earnings (loss) attributable to SunOpta Inc.	4,383	(7,552)	158.0%

Earnings (loss) per share - basic
-from continuing operations	0.07	0.02
-from discontinued operations	-	(0.14)
	0.07	(0.11)
Earnings (loss) per share - diluted
-from continuing operations	0.06	0.02
-from discontinued operations	-	(0.13)
	0.07	(0.11)

SunOpta Inc.
Consolidated Statements of Operations
For the year ended December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Year ended	Year ended
	December 29, 2012	December 31, 2011	Change
	$	$	%
Revenues	1,091,064	1,019,871	7.0%

Cost of goods sold	957,327	898,627	6.5%

Gross profit	133,737	121,244	10.3%

Selling, general and administrative expenses	82,878	82,176	0.9%
Intangible asset amortization	4,933	4,061	21.5%
Other expense (income), net	2,194	(2,832)	177.5%
Foreign exchange (gain) loss	(1,046)	1,238	-184.5%

Earnings from continuing operations before the following	44,778	36,601	22.3%

Interest expense, net	9,333	8,839	5.6%

Earnings from continuing operations before income taxes	35,445	27,762	27.7%

Provision for income taxes	10,934	9,896	10.5%

Earnings from continuing operations	24,511	17,866	37.2%

Discontinued operations
Earnings (loss) from discontinued operations, net of taxes	448	(11,005)	n/a
Gain on sale of discontinued operations, net of taxes	808	71	n/a

Earnings (loss) from discontinued operations, net of taxes	1,256	(10,934)	111.5%

Earnings	25,767	6,932	271.7%

Earnings attributable to non-controlling interests	1,543	1,636	-5.7%

Earnings attributable to SunOpta Inc.	24,224	5,296	357.4%

Earnings (loss) per share – basic
-from continuing operations	0.35	0.25
-from discontinued operations	0.02	(0.17)
	0.37	0.08
Earnings (loss) per share – diluted
-from continuing operations	0.34	0.24
-from discontinued operations	0.02	(0.16)
	0.36	0.08

SunOpta Inc.
Consolidated Balance Sheets
As at December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

	December 29, 2012	December 31, 2011
	$	$

Assets

Current assets
Cash and cash equivalents	6,840	2,378
Restricted cash	6,595	-
Accounts receivable	113,314	88,898
Inventories	255,738	228,455
Prepaid expenses and other current assets	20,538	21,378
Current income taxes recoverable	1,814	1,503
Deferred income taxes	2,653	4,773
Current assets held for sale	-	17,923
	407,492	365,308

Investments	33,845	33,845
Property, plant and equipment	140,579	120,584
Goodwill	57,414	49,387
Intangible assets	52,885	48,035
Deferred income taxes	12,879	11,751
Other assets	2,216	1,854
Non-current assets held for sale	-	739

	707,310	631,503

Liabilities

Current liabilities
Bank indebtedness	131,061	109,718
Accounts payable and accrued liabilities	128,544	114,308
Customer and other deposits	4,734	843
Income taxes payable	4,125	1,229
Other current liabilities	2,660	1,419
Current portion of long-term debt	6,925	35,198
Current portion of long-term liabilities	1,471	995
Current liabilities held for sale	-	5,920
	279,520	269,630

Long-term debt	51,273	17,066
Long-term liabilities	5,544	5,586
Deferred income taxes	27,438	24,273
	363,775	316,555

Equity
SunOpta Inc. shareholders’ equity
Capital Stock	183,027	182,108
66,007,236 common shares (December 31, 2011 - 65,796,398)
Additional paid in capital	16,855	14,134
Retained earnings	124,732	100,508
Accumulated other comprehensive income	1,537	2,382
	326,151	299,132
Non-controlling interest	17,384	15,816
Total equity	343,535	314,948

	707,310	631,503

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended	Quarter ended
	December 29, 2012	December 31, 2011
	$	$

Cash provided by (used in)
Operating activities
Earnings (loss)	4,542	(7,439)
Earnings (loss) from discontinued operations	63	(8,948)
Earnings from continuing operations	4,479	1,509
Items not affecting cash
Depreciation and amortization	5,280	4,455
Unrealized gain on foreign exchange	-	(246)
Deferred income taxes	(1,096)	(1,842)
Stock-based compensation	712	554
Impairment of long-lived assets	-	358
Unrealized loss on derivative instruments	483	4,111
Loss on sale of property, plant and equipment	51	39
Other	(2)	383
Changes in non-cash working capital	(16,917)	(12,266)
Net cash flows from operating activities - continuing operations	(7,010)	(2,945)
Net cash flows from operating activities - discontinued operations	(55)	36
	(7,065)	(2,909)
Investing activities
Acquisitions of businesses, net of cash acquired	(870)	(2,961)
Purchases of property, plant and equipment	(6,628)	(1,964)
Increase in restricted cash	(6,595)	-
Proceeds on sale of property, plant and equipment	50	1,755
Purchases of intangible assets	(47)	9
Payment of contingent consideration	(89)	(233)
Other	(352)	(919)
Net cash flows from investing activities - continuing operations	(14,531)	(4,313)
Net cash flows from investing activities - discontinued operations	-	(35)
	(14,531)	(4,348)
Financing activities
Increase under line of credit facilities	19,379	3,317
Borrowings under long-term debt	6,573	2,913
Repayment of long-term debt	(1,713)	(4,545)
Financing costs	(74)	-
Proceeds from the issuance of common shares	107	166
Other	(105)	114
Net cash flows from financing activities - continuing operations	24,167	1,965
Foreign exchange gain on cash held in a foreign currency	82	144
Increase (decrease) in cash and cash equivalents during the period	2,653	(5,148)
Discontinued operations cash activity included above:
Cash and cash equivalents - beginning of the period	4,187	7,526
Cash and cash equivalents - end of the period	6,840	2,378

SunOpta Inc.
Consolidated Statements of Cash Flows
For the year ended December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

	Year ended	Year ended
	December 29, 2012	December 31, 2011
	$	$

Cash provided by (used in)
Operating activities
Earnings	25,767	6,932
Earnings (loss) from discontinued operations	1,256	(10,934)
Earnings from continuing operations	24,511	17,866
Items not affecting cash
Depreciation and amortization	20,226	17,809
Unrealized gain on foreign exchange	(169)	(268)
Deferred income taxes	1,981	3,993
Stock-based compensation	2,753	2,090
Impairment of long-lived assets	-	358
Unrealized (gain) loss on derivative instruments	(695)	839
Loss (gain) on sale of property, plant and equipment	51	(3,201)
Other	1,215	693
Changes in non-cash working capital	(18,838)	(44,169)
Net cash flows from operating activities - continuing operations	31,035	(3,990)
Net cash flows from operating activities - discontinued operations	(58)	(1,602)
	30,977	(5,592)
Investing activities
Acquisition of businesses, net of cash acquired	(30,044)	(5,461)
Purchases of property, plant and equipment	(24,251)	(17,220)
Increase in restricted cash	(6,595)	-
Proceeds on sale of property, plant and equipment	50	4,528
Purchases of intangible assets	(128)	(58)
Payment of contingent consideration	(477)	(233)
Other	(436)	(949)
Net cash flows from investing activities - continuing operations	(61,881)	(19,393)
Net cash flows from investing activities - discontinued operations	12,134	(423)
	(49,747)	(19,816)
Financing activities
Increase under line of credit facilities	65,813	36,503
Repayment of line of credit facilities	(45,296)	-
Borrowings under long-term debt	59,992	4,825
Repayment of long-term debt	(55,484)	(17,968)
Financing costs	(2,564)	(186)
Proceeds from the issuance of common shares	787	1,155
Other	(81)	916
Net cash flows from financing activities - continuing operations	23,167	25,245
Foreign exchange gain (loss) on cash held in a foreign currency	65	(102)
Increase (decrease) in cash and cash equivalents during the period	4,462	(265)
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	308
Cash and cash equivalents - beginning of the period	2,378	2,335
Cash and cash equivalents - end of the period	6,840	2,378

SunOpta Inc.
Segmented Information
For the quarter ended December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

Quarter ended December 29, 2012
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	235,964	34,125	-	270,089

Segment Operating Income (Loss)	6,488	1,884	(1,220)	7,152

SunOpta Foods has the following segmented reporting:

	Quarter ended December 29, 2012
			Consumer
	Grains and	Ingredients	Products	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	127,563	20,136	45,143	43,122	235,964

Segment Operating Income (Loss)	5,134	518	(433)	1,269	6,488

	Quarter ended December 31, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	219,697	22,625	-	242,322

Segment Operating Income (Loss)	5,123	1,361	(1,597)	4,887

SunOpta Foods has the following segmented reporting:

	Quarter ended December 31, 2011
			Consumer
	Grains and	Ingredients	Products	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	117,224	19,472	39,482	43,519	219,697

Segment Operating Income (Loss)	6,851	391	(3,827)	1,708	5,123

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following" excluding the impact of "Other expense (income), net".)

SunOpta Inc.
Segmented Information
For the year ended December 29, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

	Year ended December 29, 2012
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	964,413	126,651	-	1,091,064

Segment Operating Income (Loss)	42,911	10,062	(6,001)	46,972

SunOpta Foods has the following segmented reporting:

	Year ended December 29, 2012
			Consumer
	Grains and	Ingredients	Products	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	524,659	82,544	181,022	176,188	964,413

Segment Operating Income (Loss)	32,796	3,464	(982)	7,633	42,911

	Year ended December 31, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	926,751	93,120	-	1,019,871

Segment Operating Income (Loss)	34,958	7,577	(8,766)	33,769

SunOpta Foods has the following segmented reporting:

	Year ended December 31, 2011
			Consumer
	Grains and	Ingredients	Products	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	479,195	91,074	165,239	191,243	926,751

Segment Operating Income (Loss)	22,813	7,083	(3,978)	9,040	34,958

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following" excluding the impact of "Other expense (income), net".)

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other (income) expense, net” and “Goodwill impairment”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating income and EBITDA, including a reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	December 29, 2012	December 31, 2011
	$	$

Earnings from continuing operations	4,479	1,509

Provision for income taxes	632	1,021
Interest expense, net	1,853	2,302
Other expense, net	188	55
Operating income	7,152	4,887
Depreciation and amortization	5,280	4,455
Earnings before interest, taxes, depreciation and amortization (EBITDA)	12,432	9,342

	Year ended	Year ended
	December 29, 2012	December 31, 2011
	$	$

Earnings from continuing operations	24,511	17,866

Provision for income taxes	10,934	9,896
Interest expense, net	9,333	8,839
Other expense (income), net	2,194	(2,832)
Operating income	46,972	33,769
Depreciation and amortization	20,226	17,809
Earnings before interest, taxes, depreciation and amortization (EBITDA)	67,198	51,578